NOTE INFORMATION

	Class A Notes	Class B Notes	Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$1,158,000,000	US$42,000,000	US$1,200,000,000
Principal Balance of each class of Note at the end of the immediately preceding Quarterly Payment Date	US$345,304,252	US$42,000,000	US$387,304,252
Amount to be applied towards payment of principal on each class of Note on this Quarterly Payment Date	US$34,143,746	US$0	US$34,143,746
Principal Balance of each class of Note after payments referred to above have been applied	US$311,160,506	US$42,000,000	US$353,160,506
Note Factor at the end of the Quarterly Payment Date	0.268705100	1.000000000
Amount to be applied towards payment of interest on each class of Note on this Quarterly Payment Date	US$1,859,176	US$254,800	US$2,113,976
LIBOR in respect of this quarterly period	1.91000%	1.91000%
Rate of interest payable on each class of Note in respect of this quarterly period	2.13000%	2.40000%

SUBORDINATION LEVELS

Moody’s indicative required subordination level at time of issue	3.00%
Standard & Poor’s indicative required subordination level at time of issue	1.85%
Fitch indicative required subordination level at time of issue	2.60%
Initial Subordination Level provided on the Closing Date	3.50%
Actual Subordination Level on this Quarterly Payment Date	11.89%

A$ REDRAW NOTES AND A$ SUBORDINATED NOTES

As at 10 December 2004 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Limit as at 10 December 2004	A$4,250,000
Redraw Facility Principal at the commencement of this Quarterly Payment Date	A$250,000
Redraw Facility Principal at the end of this Quarterly Payment Date	A$250,000
Redraw Facility Principal repaid during the quarterly period	A$0
Aggregate Subordinate Funded Further Advance Amounts in relation to the Quarterly Payment Date	A$2,798
Interest paid on Redraw Facility Principal during the quarterly period	A$3,491

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the commencement of this Quarterly Payment Date	A$3,782,270
Principal Cash Balance at the end of this Quarterly Payment Date	A$3,448,830

INCOME RESERVE IN AUD

Income Reserve at the commencement of this Quarterly Payment Date	A$0
Income Reserve at the end of this Quarterly Payment Date	A$0

COLLECTION INFORMATION IN AUD

Collections(1) held by the Trustee in relation to this Quarterly Payment Date	A$82,947,680
Less : Principal Cash Balance at the end of the Quarterly Payment Date	A$3,448,830
Less : Income Reserve at the end of the Quarterly Payment Date	A$0

Collections (other than Principal Cash Balance and Income Reserve) at the end of the Quarterly Payment Date	A$79,498,850
Less : Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0
Less : Collections to be applied towards payment of Expenses of the Trust in respect of this quarterly period	A$12,811,847

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$66,687,004

Principal Collections (net of redraws) in relation to this Quarterly Payment Date	A$66,687,004
Less : Principal Collections applied or retained by the Trust to be applied towards the acquisition of substitute housing loans	A$0
Less : Principal Collections to be applied towards repayment of Redraw Facility Principal on the Quarterly Payment Date	A$0

A$ Principal Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes on the Quarterly Payment Date	A$66,687,004

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes on the Quarterly Payment Date	US$34,143,746

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

PUMA GLOBAL TRUST NO. 1 QUARTERLY SERVICING REPORT IN RESPECT OF
THE QUARTERLY PERIOD FROM 20 SEPTEMBER 2004 TO 19 DECEMBER 2004 (continued)

HOUSING LOAN POOL INFORMATION IN AUD

	Number of	Number of	Maximum Current	Minimum Current
	Housing Loans	Housing Loan Accounts	Housing Loan Balance	Housing Loan Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	5,143	6,228	A$850,003	A$0

	Weighted Average Original	Weighted Average Current	Maximum Original	Total Valuation of the
	Loan-to-Value Ratio	Loan-to-Value Ratio	Loan-to-Value Ratio	Security Properties
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	74.82%	64.87%	95.00%	A$1,293,222,054

	Outstanding Balance of	Outstanding Balance of	Outstanding Balance of	Average Current
	Housing Loans	Fixed Rate Housing Loans	Variable Rate Housing Loans	Housing Loan Balance
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	A$686,317,569	A$67,937,029	A$618,380,540	A$133,447

	Maximum Remaining Term	Weighted Average Remaining	Weighted Average	Stated Income
	To Maturity	Term to Maturity	Seasoning	Proportion
Amount as at the close of business on the seventh business day prior to this Quarterly Payment Date	327 months	301 months	56 months	1.71%

FURTHER ADVANCE INFORMATION IN AUD

Aggregate amount of Further Advances (not being subordinated further advances) made during the period	A$0.00

DELINQUENCY INFORMATION

As at the opening of business on December 1, 2004.

			Outstanding Balance	Percentage of Pool by
	Number of	Percentage of	of the Applicable	Outstanding Balance
	Housing Loans	Pool by number	Delinquent Housing Loans	of Housing Loans
30 - 59 days	4	0.06%	A$489,956	0.07%
60 - 89 days	3	0.05%	A$688,293	0.10%
90 - 119 days	0	0.00%	A$0	0.00%
Greater than 120 days	4	0.06%	A$769,365	0.11%

Total Arrears	11	0.17%	A$1,947,614	0.28%

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to the opening of business on December 1, 2004.

Amount of mortgage insurance claims made:	A$136,144
Amount of mortgage insurance claims paid:	A$69,298
Amount of mortgage insurance claims pending:	A$66,846
Amount of mortgage insurance claims denied:	A$0.00